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Exhibit 24.1

POWER OF ATTORNEY

        Each person whose signature appears below appoints Steven D. Becker, Stuart P. Kampel and Annie C. Belecki, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign: (A) a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the offering and sale by TC PipeLines, LP (the "Company") of common units and debt securities of the Company and (B) any and all amendments, supplements, and other filings or documents related to such Registration Statement.

Name	Title	Date

/s/ STEVEN D. BECKER Steven D. Becker	Director and President of TC PipeLines GP, Inc. (Principal Executive Officer)	May 15, 2013
/s/ SANDRA P. RYAN-ROBINSON Sandra P. Ryan-Robinson	Controller of TC PipeLines GP, Inc. (Principal Financial Officer and Principal Accounting Officer)	May 15, 2013
/s/ JAMES M. BAGGS James M. Baggs	Director of TC PipeLines GP, Inc.	May 13, 2013
/s/ KRISTINE L. DELKUS Kristine L. Delkus	Director of TC PipeLines GP, Inc.	May 15, 2013
/s/ KARL JOHANNSON Karl Johannson	Chairman and Director of TC PipeLines GP, Inc.	May 15, 2013
/s/ MALYN K. MALQUIST Malyn K. Malquist	Director of TC PipeLines GP, Inc.	May 15, 2013
/s/ WALENTIN (VAL) MIROSH Walentin (Val) Mirosh	Director of TC PipeLines GP, Inc.	May 15, 2013
/s/ JACK F. JENKINS-STARK Jack F. Jenkins-Stark	Director of TC PipeLines GP, Inc.	May 15, 2013

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  Exhibit 24.1
POWER OF ATTORNEY